SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2005

NOVAVAX, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26770

(State or Other Jurisdiction	(Commission File Number)
of Incorporation)

508 Lapp Road, Malvern, Pennsylvania
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 484-913-1200

N/A

     (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Novavax, Inc. announced today that it has priced and closed a registered direct offering for the sale of 4,000,000 shares of its common stock at a price of $1.00 per share. Lane Capital Markets, LLC acted as the placement agent for the offering. The transaction closed on Friday, July 1, 2005. The offered shares are registered pursuant to Novavax’s $50.0 million shelf registration statement (File No. 333-108006) that was originally filed with the Securities and Exchange Commission on August 15, 2003.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Placement Agent Agreement, dated June 30, 2005.

99.2	Press Release, dated July 5, 2005.

99.3	Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

/s/ Dennis Genge
Dennis Genge
Vice President and Chief Financial Officer

July 5, 2005

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description

99.1	Placement Agent Agreement, dated June 30, 2005.

99.2	Press Release, dated July 5, 2005.

99.3	Risk Factors.